Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 20, 2012 (except Note 16, as to which the date is January 24, 2013) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-185596) and related Prospectus of Health Plan Intermediaries, LLC d/b/a Health Insurance Innovations dated January 25, 2013 for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

January 25, 2013